EXHIBIT 10.4

AMENDMENT NO. 1 TO THE

M&T BANK CORPORATION SUPPLEMENTAL PENSION PLAN

(Restated Effective as of January 1, 2005)

Manufacturers and Traders Trust Company (“Company”) hereby adopts this Amendment No. 1 to the M&T Bank Corporation Supplemental Pension Plan (Restated Effective as of January 1, 2005) (“SPP”).

WITNESSETH

WHEREAS, under Section 7.1, the Company may amend the SPP; and

WHEREAS, the Company wishes to amend the SPP to allow participants to change their election of the form of distribution of their SPP benefit.

NOW, THEREFORE, the SPP is amended as follows, effective for election changes made after the date this Amendment is signed.

FIRST AND ONLY CHANGE

A new Section 3.3(f) is added to read as follows:

“(f)

Notwithstanding subsection (e), a Participant who elected to have his Supplemental Pension Benefit paid as a lump sum may change that election to have his Benefit paid as any form of Annuity available under subsection (d), subject to the following:

(i)	The election change must be made at least one year before the lump sum is scheduled to be paid.

(ii)	The election change is void and does not take effect if the Participant has a Separation from Service within one year after the election change is made.

(iii)	Annuity payments will begin five years after the lump sum was scheduled to be paid.

(iv)	Election changes may be revoked, and the lump sum election reinstated, at any time within one year after the election change is made. After that one year period has elapsed, the lump sum election cannot be reinstated and the Annuity election becomes irrevocable (subject to the ability to elect a different Actuarially Equivalent annuity under subsection (e)).”

IN WITNESS WHEREOF, Manufacturers and Traders Trust Company has caused this Amendment No. 1 to be executed by its duly authorized officer.

WITNESS:MANUFACTURERS AND TRADERS

TRUST COMPANY

/s/ Joseph RizzutoBy:    /s/ Ann Marie Odrobina

Group Vice President

Date:  April 19, 2016